SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             December 30, 2004

Protective Life Insurance Company

(Exact name of registrant as specified in its charter)

Delaware	001-31901	63-0169720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Highway 280 South

Birmingham, Alabama  35223

(Address of principal executive offices and zip code)

(205) 268-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                Other Events.

This Current Report on Form 8-K discloses amended information about the operating segments of Protective Life Insurance Company (“PLIC”) following management’s decision during 2004 to move the surety and residual value lines of business from the Asset Protection segment to Corporate and Other. The presentation of this information does not change PLIC’s consolidated financial position or consolidated results of operations for any period presented.

The amended segment information is presented in Business, Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to each of the three years in the period ended December 31, 2003 (“MD&A”), the related Consolidated Financial Statements and Notes to Consolidated Financial Statements of PLIC (“Consolidated Financial Statements”), and Financial Statement Schedules, which are furnished as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, respectively, to this Report. The amended segment information is set forth in Business beneath the headings “Asset Protection” and “Corporate and Other”, in MD&A beneath the headings “Overview” and “Results of Operations”, in Note K of Notes to the Consolidated Financial Statements, and in Schedule III of the Financial Statement Schedules.  The Current Report also includes an updated Report of Independent Registered Public Accounting Firm. Except as noted above, the Consolidated Financial Statements remain unchanged from the Consolidated Financial Statements that were filed in PLIC’s Annual Report on Form 10-K for the year ended December 31, 2003.

Item 9.01                Financial Statements and Exhibits.

(c)                                       Exhibits:

23 – Report of Independent Registered Public Accounting Firm

99.1 – Business

99.2 - Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3 - Consolidated Financial Statements and Notes to Consolidated Financial Statements

99.4 - Financial Statement Schedules

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE INSURANCE COMPANY

By /s/	Steven G. Walker
Steven G. Walker
Senior Vice President, Controller
and Chief Accounting Officer
(Duly Authorized Officer)

Date:           December 30, 2004